SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 21, 2010

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 21, 2010 (the “Execution Date”), NXT Nutritionals Holdings, Inc. (hereinafter referred to as the “Company,” “we,” “us” and “our”) entered into an endorsement and service agreement (the “Service Agreement”) with Dara Torres (the “Athlete”). Pursuant to the terms of the Service Agreement, the Athlete granted us the exclusive license throughout the world to use her name, autograph, initials, likeness, photograph, visual representation, voice, direct quotations and endorsement for commercial, advertising, social media and others relating to promotion of the products identified in the Service Agreement, provided however, such grant of license does not include television commercials, from September 1, 2010 to December 31, 2012 (the “Endorsement”).

In exchange for the Endorsement, we agreed to pay the Athlete a base cash compensation of (i) $6,250 per month, payable on the last day of each month, commencing from September 30, 2010 to December 31, 2011, (ii) $16,667 per month, payable on the last day of each month, commencing from January 31, 2012 to December 31, 2012. In addition, we also agreed to issue to the Athlete restricted stock award (the “Compensation Shares”), consisting of (i) 250,000 Compensation Shares issuable upon the Execution Date, (ii) 250,000 Compensation Shares to be issued on December 31, 2011, and (iii) an additional 250,000 Compensation Shares to be issued on December 31, 2012.

As a condition to the Service Agreement, the Athlete also entered into a lockup agreement (the “Lock-Up Agreement”) with the Company on the Execution Date, pursuant to which the Athlete acknowledged and agreed that she shall not sell any of the Compensation Shares for a period of 12 months from the date of issuance.

Copies of the Service Agreement and the Lock-Up Agreement are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01   Financial Statements and Exhibits.

(d)                       Exhibits

10.1	Service Agreement by and between NXT Nutritionals Holdings, Inc. and Dara Torres, dated September 21, 2010.
10.2	Lock-Up Agreement dated September 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: September 24, 2010	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer